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Exhibit 99.1

Tyco International Ltd. 90 Pitts Bay Road, 2nd Floor Pembroke HM 08, Bermuda Phone: 441-292-8674
FOR IMMEDIATE RELEASE
Contacts:
News Media David Polk 609-720-4387 dpolk@tyco.com	Investor Relations Ed Arditte 609-720-4621 John Roselli 609-720-4624

TYCO REPORTS THIRD QUARTER EARNINGS OF $0.43 PER SHARE, CONTINUED STRONG CASH FLOW

  •
  Cash Flow From Operating Activities of $1.1 Billion; Free Cash Flow of $1.3 Billion

  •
  Results Include Charges Totaling $0.02 Per Share From Early Retirement of Debt and Restructuring and Divestiture Programs

  •
  Company Raises Full-Year EPS and Free Cash Flow Guidance

        PEMBROKE, Bermuda (Aug. 3, 2004)—Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share (EPS) of $0.43 for the third quarter ended June 30, 2004, compared with EPS of $0.27 in the third quarter of 2003. Revenue grew 11 percent to $10.5 billion with organic revenue growth of 6 percent in the quarter. Net income increased 63 percent to $923 million. Included in EPS were charges totaling $0.02 per share consisting of a $38 million after-tax charge for early retirement of debt and $3 million of net after-tax charges from the restructuring and divestiture programs announced in November 2003.

        Cash flow from operating activities totaled $1.1 billion. The company had free cash flow of $1.3 billion in the quarter, up from $844 million in last year's third quarter. This quarter's cash flow from operating activities and free cash flow were reduced by $173 million for voluntary pension contributions.

        "Our results in the third quarter demonstrate Tyco's continued operational progress," said Tyco Chairman and Chief Executive Officer Ed Breen. "We're growing the top line, expanding operating margins, generating strong cash flow and strengthening our balance sheet, all of which continue to solidify our foundation for the future."

        Organic revenue growth, free cash flow and net debt are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables.

HIGHLIGHTS

  •
  Organic revenue growth was 6 percent, driven by strengthening end markets for Electronics and Engineered Products & Services.

  •
  The operating margin improved 180 basis points year-over-year to 14.6 percent, due in part to continued success in the company's strategic sourcing and Six Sigma programs.

  •
  Tyco achieved full investment grade status following debt-rating upgrades by Standard & Poor's, Moody's, and Fitch.

  •
  During the quarter the company reduced debt by $630 million to $17.1 billion. Net debt was reduced to $13.1 billion from $14.6 billion at the end of the second quarter.

RESTRUCTURING AND DIVESTITURE PROGRAMS

        The company continued to make progress on the restructuring and divestiture programs announced in November 2003. Through June 2004, the company has announced the closure of 142 facilities and a staffing reduction of approximately 5,300 positions related to the restructuring program. The company has exited 17 businesses as part of the divestiture program.

        Included in the third quarter results were $4 million of net charges ($3 million after-tax, noted above) related to the restructuring and divestiture programs. This consisted of $41 million of restructuring charges that were offset by $34 million of restructuring savings and $3 million of divestiture gains.

ACTIONS TO FURTHER STRENGTHEN BALANCE SHEET

        In May 2004, Tyco announced plans to further strengthen its balance sheet by utilizing cash to reduce debt, including its accounts receivable securitization programs, subsidiary debt and convertible debt securities. The company also announced that it would make voluntary contributions to its pension plans. During the third quarter the company utilized $1.1 billion of cash to take the following actions:

  •
  Reduced outstanding balances on its accounts receivable securitization programs by $461 million.

  •
  Purchased $304 million of subsidiary debt, generating a $38 million after-tax charge for early retirement of debt, as noted above.

  •
  Made $173 million of voluntary contributions to its pension plans.

  •
  Repaid $125 million of an outstanding revolving credit facility.

SEGMENT RESULTS

        The financial results presented in the tables below are in accordance with GAAP. All dollar amounts are pretax and stated in millions. All comparisons are to the quarter ended June 30, 2003, unless otherwise indicated.

        To further assist in summarizing and understanding the charges included in Tyco's GAAP results for fiscal 2003, the company has provided a detailed schedule on its website www.tyco.com/investor/investor_news.asp.

Fire & Security

	June 30, 2004	June 30, 2003	$ Change	% Change
Revenue	$2,980.1	$2,857.2	$122.9	4%
Operating Income	$278.3	$188.3	$90.0	48%
Operating Margin	9.3%	6.6%

        Revenue increased $123 million, or 4 percent, with organic growth of 1 percent. Growth at Worldwide Security and Tyco Safety Products was offset by weakness in the Worldwide Fire Services business. Tyco Safety Products had strong revenue growth led, by increased demand for breathing systems, video surveillance and access control equipment. Worldwide Security continued to benefit from stronger sales to retailers.

        Operating income increased $90 million from the prior year and the operating margin grew to 9.3 percent. Last year's third quarter was impacted by $62 million of charges related to certain reserve adjustments. This year, the segment experienced solid margin improvements at both Worldwide Security and Tyco Safety Products, driven by higher revenue and improved operating efficiencies.

Electronics

	June 30, 2004	June 30, 2003	$ Change	% Change
Revenue	$3,057.8	$2,704.5	$353.3	13%
Operating Income	$463.6	$407.3	$56.3	14%
Operating Margin	15.2%	15.1%

        Revenue increased $353 million, or 13 percent, with organic growth of 10 percent. Organic revenue for connectors and cable assemblies grew 16 percent, driven by strength in the automotive, industrial, communications, computer and consumer electronics markets. Revenue growth in connectors and cable assemblies was partially offset by weakness in sales of power systems in North America and commercial electronic services.

        Operating income grew 14 percent to $464 million and the operating margin improved to 15.2 percent due to higher sales and better operating efficiencies. The operating margin in the quarter was adversely impacted by higher metals costs (80 basis points), primarily copper and gold.

Healthcare

	June 30, 2004	June 30, 2003	$ Change	% Change
Revenue	$2,259.6	$2,173.3	$86.3	4%
Operating Income	$615.8	$557.4	$58.4	10%
Operating Margin	27.3%	25.6%

        Revenue increased $86 million, or 4 percent, with organic growth of 2 percent. Solid growth in Medical and Surgical was partially offset by declines in Retail and Respiratory. Organic revenue growth is expected to be in the mid-single digit range in the fourth quarter.

        Operating income increased 10 percent and the operating margin expanded 170 basis points due to increased volumes and continued operating efficiencies. Research and development spending increased by $15 million, or 39 percent.

Engineered Products & Services

	June 30, 2004	June 30, 2003	$ Change	% Change
Revenue	$1,669.2	$1,185.0	$484.2	41%
Operating Income	$226.0	$92.1	$133.9	145%
Operating Margin	13.5%	7.8%

        Revenue increased $484 million, or 41 percent, with growth in all four business units. Organic growth was 20 percent, led by strength in Electrical & Metal Products, Flow Control and Fire & Building Products. In addition, the inclusion of $181 million in revenue of certain subcontract costs previously treated as pass through to customers at Infrastructure Services added 15 percentage points to the overall growth rate. This reclassification, which was reported last quarter, had no impact on operating income.

        All four business units contributed to the $134 million increase in operating income, with a majority of the improvement due to increased selling prices and higher volume, primarily in Electrical & Metal Products.

Plastics & Adhesives

	June 30, 2004	June 30, 2003	$ Change	% Change
Revenue	$478.5	$489.4	$(10.9)	(2%)
Operating Income	$32.0	$54.1	$(22.1)	(41%)
Operating Margin	6.7%	11.1%

        Revenue was down $11 million, or 2 percent, with an organic revenue decline of 3 percent. Organic revenue growth in Plastics and Ludlow was more than offset by decreases in A&E Molded Plastics and Adhesives.

        Operating income declined $22 million, or 41 percent, primarily due to tighter resin spreads and lower volume in A&E Molded Plastics and Adhesives.

OTHER ITEMS

  •
  The effective tax rate in the quarter was 27.9 percent, bringing the year-to-date tax rate to 26.6 percent. The company continues to anticipate a full-year tax rate of approximately 27 percent.

  •
  Interest expense was $224 million, down 22 percent from $288 million in the same period a year ago.

OUTLOOK

        The company expects to achieve EPS of $0.41 to $0.43 for the fourth quarter of 2004 and is raising its full-year EPS guidance to a range of $1.61 to $1.63. This EPS outlook excludes the impact from the restructuring and divestiture programs announced in November 2003 and any charges relating to early retirement of debt. The company is also changing its full-year guidance for cash flow from operating activities to $5.2 billion and is raising its free cash flow guidance to $4.7 billion. Both cash flow estimates are before voluntary pension contributions.

        EPS excluding charges and cash flow before voluntary pension contributions are non-GAAP measures and are described below.

        Ed Breen concluded: "We're very pleased with the company's progress in the first nine months of the year. Much of the credit goes to our employees, who have remained focused on our growth and operating priorities and continue to build Tyco into a world-class operating company."

ABOUT TYCO INTERNATIONAL

        Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2003 revenue of $37 billion, Tyco employs 260,000 people worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

        The company will hold a conference call for investors today beginning at 8 a.m. ET. The call can be accessed in three ways:

  •
  At the following website: http://investors.tyco.com/medialist.cfm. A replay of the call will be available through Aug. 10, 2004 at the same website.

  •
  By telephone dial-in to participate in a "listen-only" mode. The telephone dial-in number for participants in the United States is (800) 260-0702. The telephone dial-in number for participants outside the United States is (612) 326-1008. The access code for all "listen-only" callers is 736644. Investors who do not intend to ask questions should dial this number.

  •
  By telephone dial-in with the capability to participate in the question-and-answer portion of the call. The telephone dial-in number for participants in the United States is (888) 428-4479. The telephone dial-in number for participants outside the United States is (612) 326-1003. Due to capacity limitations on the part of our teleconference service provider, the number of lines available is limited. If these lines have reached the limit, investors will need to call the "listen-only" number provided above.

        An audio replay of the conference call will be available beginning at 3 p.m. on Aug. 3, 2004 and ending at 11:59 p.m. on Aug. 10, 2004. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States the dial-in number is (320) 365-3844. The replay access code for all callers is 736642.

NON-GAAP MEASURES

        "EPS excluding charges," "cash flow excluding voluntary pension contributions," "free cash flow" (FCF), "organic revenue" and "net debt" are non-GAAP measures and should not be considered replacements for GAAP results.

        The company has forecast its EPS results excluding restructuring and divestiture charges and charges relating to early retirement of debt to give investors additional perspective on the underlying business results. Because the company cannot predict the amount and timing of divestitures, restructurings or debt retirement and the associated charges or gains that will be taken, it is difficult to accurately include the impact of those items in the forecast. The company has forecast its cash flow results excluding any voluntary pension contribution because it has not yet made a determination about the amount and timing of any such contribution.

        The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non- GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and an investor to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company's incentive compensation plans. The difference reflects the impact from:

  •
  the sale of accounts receivable programs,

  •
  net capital expenditures,

  •
  construction of the Tyco Global Network (TGN),

  •
  acquisition of customer accounts (ADT dealer program),

  •
  cash paid for purchase accounting and holdback/earn-out liabilities and

  •
  dividends paid

        See the accompanying table to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

        The impact from the sale of accounts receivable programs is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures, construction of the TGN, the ADT dealer program and dividends are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback/earn-out liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

        The limitation associated with using FCF is that it subtracts cash items that are ultimately within management and the Board's discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

        FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying table to this press release that shows all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period.

        "Organic revenue" is an important measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and revenue reclassification. Organic revenue is an important measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity, or revenue reclassification. The limitation of this measure is that it excludes items that have an impact on the company's revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying table to this press release for the reconciliation presenting the components of Organic Growth.

        Net debt is a non-GAAP measure and should not be considered a replacement for GAAP results. Net debt is total debt (the most comparable GAAP measure) minus cash and cash equivalents. Management believes net debt is an important measure of liquidity which it uses as a tool to measure its ability to meet its future debt obligations. Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce our debt obligations. See the accompanying table to this press release for the reconciliation of Net Debt.

        The limitation associated with using net debt is that it subtracts cash items and therefore may imply that there is less company debt than the most comparable GAAP measure indicates and may exclude certain cash items that are not readily available for repaying debt. This limitation is best addressed by using net debt in combination with the total debt figure because the net debt figure may be significantly lower than the GAAP figure. Net debt should be used in conjunction with other GAAP financial measures.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the period ended September 30, 2003, Tyco's Current Report on Form 8-K filed on March 10, 2004, and the Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004.

###

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	For the Quarter Ended June 30,		For the Nine Months Ended June 30,
	2004 (1)	2003	2004 (1)	2003
Net revenue	$10,451.0	$9,412.6	$30,371.9	$27,328.5
Cost of sales	6,647.6	6,013.7	19,555.0	17,601.2
Selling, general and administrative expenses	2,221.9	2,200.1	6,580.6	6,819.0
Restructuring, impairment and other charges (credits), net	55.6	(9.4)	135.8	14.7
(Gains) losses and impairments on divestitures, net	(2.8)	—	82.6	—

Operating income	1,528.7	1,208.2	4,017.9	2,893.6
Interest income	15.7	39.7	55.6	87.3
Interest expense	(223.8)	(287.6)	(715.1)	(876.4)
Other expense, net	(36.6)	(151.8)	(38.4)	(211.8)

Income from continuing operations before income taxes and minority interest	1,284.0	808.5	3,320.0	1,892.7
Income taxes	(358.5)	(241.1)	(884.6)	(633.4)
Minority interest	(2.9)	(0.9)	(11.2)	(2.6)

Income from continuing operations	922.6	566.5	2,424.2	1,256.7
Income from discontinued operations of Tyco Capital, net of $0 tax	—	—	—	20.0

Net income	$922.6	$566.5	$2,424.2	$1,276.7

Basic income per common share:
Income from continuing operations	$0.46	$0.28	$1.21	$0.63
Income from discontinued operations of Tyco Capital, net of tax	—	—	—	0.01
Net income	0.46	0.28	1.21	0.64
Diluted income per common share:
Income from continuing operations	$0.43	$0.27	$1.13	$0.61
Income from discontinued operations of Tyco Capital, net of tax	—	—	—	0.01
Net income	0.43	0.27	1.13	0.62
Weighted-average number of common shares outstanding:
Basic	2,002.0	1,995.0	1,999.3	1,994.7
Diluted	2,221.9	2,203.8	2,216.2	2,126.2

(1)
Net revenue and cost of sales reflect the impact of certain subcontract costs previously treated as pass through to customers at Infrastructure Services of $180.6 million and $528.4 million for the quarter and nine months ended June 30, 2004, respectively.This reclassification had no impact on operating income.

Memo—Income Reconciliation for Diluted EPS:
Income from continuing operations	$922.6	$566.5	$2,424.2	$1,256.7
Add back of interest expense for convertible debt	27.3	26.4	82.8	49.9

Income from continuing operations, giving effect to dilutive adjustments	949.9	592.9	2,507.0	1,306.6
Income from discontinued operations of Tyco Capital, net of tax	—	—	—	20.0

Net income, giving effect to dilutive adjustments	$949.9	$592.9	$2,507.0	$1,326.6

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions, except per share data)
(Unaudited)

	For the Quarters Ended June 30,				For the Nine Months Ended June 30,
	2004		2003		2004		2003
NET REVENUE
Fire and Security	$2,980.1		$2,857.2		$8,930.0		$8,386.1
Electronics	3,057.8		2,704.5		8,742.0		7,805.7
Healthcare	2,259.6		2,173.3		6,723.9		6,241.3
Engineered Products and Services	1,669.2 (1)		1,185.0		4,550.4 (1)		3,459.9
Plastics and Adhesives	478.5		489.4		1,408.3		1,428.5
Corporate and Other	5.8		3.2		17.3		7.0

Total Net Revenue	10,451.0		9,412.6		30,371.9		27,328.5
OPERATING INCOME
Fire and Security	278.3	9.3%	188.3	6.6%	749.6	8.4%	227.1	2.7%
Electronics	463.6	15.2%	407.3	15.1%	1,267.9	14.5%	1,125.1	14.4%
Healthcare	615.8	27.3%	557.4	25.6%	1,734.2	25.8%	1,514.1	24.3%
Engineered Products and Services	226.0	13.5%	92.1	7.8%	455.2	10.0%	285.2	8.2%
Plastics and Adhesives	32.0	6.7%	54.1	11.1%	52.6	3.7%	139.4	9.8%

	1,615.7		1,299.2		4,259.5		3,290.9
Less: Corporate and Other	(87.0)		(91.0)		(241.6)		(397.3)

Operating Income	1,528.7	14.6%	1,208.2	12.8%	4,017.9	13.2%	2,893.6	10.6%
Interest Income	15.7		39.7		55.6		87.3
Interest Expense	(223.8)		(287.6)		(715.1)		(876.4)
Other Expense, Net	(36.6)		(151.8)		(38.4)		(211.8)

Income from Continuing Operations Before Taxes and Minority Interest	1,284.0		808.5		3,320.0		1,892.7
Income Taxes	(358.5)		(241.1)		(884.6)		(633.4)
Minority Interest	(2.9)		(0.9)		(11.2)		(2.6)

Income from continuing operations	922.6		566.5		2,424.2		1,256.7
Income from Discontinued Operations of Tyco Capital, Net of $0 Tax	—		—		—		20.0

Net income	$922.6		$566.5		$2,424.2		$1,276.7

Basic income per common share:
Income from continuing operations	$0.46		$0.28		$1.21		$0.63
Income from discontinued operations of Tyco Capital, net of tax	—		—		—		0.01
Net income	0.46		0.28		1.21		0.64
Diluted income per common share:
Income from continuing operations	$0.43		$0.27		$1.13		$0.61
Income from discontinued operations of Tyco Capital, net of tax	—		—		—		0.01
Net income	0.43		0.27		1.13		0.62
Weighted-average number of common shares outstanding:
Basic	2,002.0		1,995.0		1,999.3		1,994.7
Diluted	2,221.9		2,203.8		2,216.2		2,126.2

(1)
Net revenue and cost of sales reflect the impact of certain subcontract costs previously treated as pass through to customers at Infrastructure Services of $180.6 million and $528.4 million for the quarter and nine months ended June 30, 2004, respectively. This reclassification had no impact on operating income.

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited) June 30, 2004	(Unaudited) March 31, 2003	September 30, 2003
Current Assets:
Cash and cash equivalents	$4,025.3	$3,103.3	$4,186.7
Restricted cash	53.3	82.3	141.8
Accounts receivable, net	6,400.0	5,977.0	5,714.8
Inventories	4,531.0	4,462.7	4,292.2
Deferred income taxes	803.0	767.9	855.2
Other current assets	1,658.6	2,054.3	2,048.8

Total current assets	17,471.2	16,447.5	17,239.5
Property, Plant and Equipment, Net	9,786.2	9,968.7	10,299.8
Goodwill	26,149.5	26,171.6	25,938.7
Intangible Assets, Net	5,419.2	5,609.1	5,790.0
Other Assets	4,129.0	4,374.0	4,277.0

Total Assets	$62,955.1	$62,570.9	$63,545.0

Current Liabilities:
Loans payable and current maturities of long-term debt	$2,014.1	$1,285.1	$2,718.4
Accounts payable	2,741.8	2,777.5	2,716.7
Accrued expenses and other current liabilities	4,339.6	4,297.2	4,326.7
Deferred revenue	785.1	840.9	810.5

Total current liabilities	9,880.6	9,200.7	10,572.3
Long-Term Debt	15,070.6	16,429.3	18,250.7
Other Long-Term Liabilities	8,336.2	8,152.8	8,239.7

Total Liabilities	33,287.4	33,782.8	37,062.7
Minority Interest	67.8	67.5	113.3
Shareholders' Equity	29,599.9	28,720.6	26,369.0

Total Liabilities and Shareholders' Equity	$62,955.1	$62,570.9	$63,545.0

TYCO INTERNATIONAL LTD.
DEBT RECONCILIATION
(in millions)
(Unaudited)

	For the Quarter Ended June 30, 2004		For the Nine Months June 30, 2004
Total debt at beginning of period		$17,714.4		$20,969.1
Less: cash and cash equivalents at beginning of period		3,103.3		4,186.7

Net debt balance at beginning of period		14,611.1		16,782.4
Less the following:
Operating cash flow	1,133.1		3,933.0
Purchase of property, plant and equipment, net	(235.8)		(673.9)
Acquisition of customer accounts (ADT dealer program)	(56.5)		(187.1)
Cash paid for purchase accounting and holdback/earn-out liabilities	(11.0)		(83.0)
Disposal of businesses, net of cash retained by businesses sold	46.2		144.7
Decrease in short-term investments	399.0		411.3
Decrease in current and non-current restricted cash	111.7		302.9
Proceeds from exercise of options	65.4		124.2
Foreign currency translation adjustments on debt	(10.2)		(188.6)
Impact of adoption of FIN 46R	—		65.3
Dividends paid	(25.1)		(75.1)
Other items	134.9		(50.7)

		1,551.7		3,723.0

Net debt balance at June 30, 2004		13,059.4		13,059.4
Plus: cash and cash equivalents at June 30, 2004		4,025.3		4,025.3

Total debt at June 30, 2004		$17,084.7		$17,084.7

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	For the Quarter Ended June 30,		For the Nine Months Ended June 30,
	2004	2003	2004	2003
Cash Flows from Operating Activities:
Income from continuing operations	$922.6	$566.5	$2,424.2	$1,256.7
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Non-cash restructuring, impairment and other charges (credits), net	6.3	(14.0)	20.8	39.5
Non-cash (gains) losses and impairments on divestitures, net	(6.8)	(1.0)	78.3	(0.6)
(Gain) loss on investments	(1.7)	—	(4.2)	75.6
Depreciation	366.1	357.7	1,118.1	1,084.5
Intangible assets amortization	186.9	179.4	537.6	548.2
Deferred income taxes	45.8	80.4	222.5	386.0
Provision for losses on accounts receivable and inventory	76.3	112.6	247.5	399.1
Debt and refinancing cost amortization	11.1	27.0	44.7	90.4
Loss on the retirement of debt	—	151.8	—	151.8
Loss (gain) on the early extinguishment of debt	38.0	—	42.8	(24.1)
Other non-cash items	51.1	(92.3)	63.6	64.6
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(99.6)	66.6	(181.4)	184.6
(Decrease) increase in sale of accounts receivable programs	(461.0)	40.6	(533.1)	(55.9)
Contracts in progress	12.3	(52.9)	14.2	(103.7)
Inventories	(108.1)	253.9	(254.5)	197.9
Other current assets	17.3	(108.2)	(5.5)	(113.5)
Accounts payable	(18.8)	(133.9)	(43.6)	(554.5)
Accrued expenses and other current liabilities	57.6	(25.5)	14.2	(248.1)
Income taxes	149.6	1.9	172.3	113.1
Deferred revenue	(71.7)	21.8	(82.0)	13.0
Other	(40.2)	30.8	36.5	65.2

Net cash provided by operating activities from continuing operations	1,133.1	1,463.2	3,933.0	3,569.8
Net cash provided by operating activities from discontinued operations	—	—	—	20.0

Total net cash provided by operations	1,133.1	1,463.2	3,933.0	3,589.8

Cash Flows From Investing Activities:
Purchase of property, plant and equipment, net	(235.8)	(338.0)	(673.9)	(904.1)
Construction of Tyco Global Network	—	(29.4)	—	(118.4)
Acquisition of businesses, net of cash acquired	(0.3)	—	(13.9)	(34.6)
Acquisition of customer accounts (ADT dealer program)	(56.5)	(147.9)	(187.1)	(506.2)
Cash paid for purchase accounting and holdback/earn-out liabilities	(11.0)	(37.8)	(83.0)	(227.3)
Disposal of businesses, net of cash retained by businesses sold	46.2	2.6	144.7	8.0
Decrease (increase) of short-term investments	399.0	(73.3)	411.3	(351.4)
Decrease (increase) of long-term investments	10.9	(66.7)	(18.5)	(12.2)
Decrease (increase) in current and non-current restricted cash	111.7	108.1	302.9	(202.6)
Other	(17.5)	(9.1)	(11.9)	72.3

Net cash provided by (used in) investing activities	246.7	(591.5)	(129.4)	(2,276.5)

Cash Flows From Financing Activities:
Net repayments of debt	(493.6)	(947.6)	(4,020.0)	(3,608.1)
Proceeds from exercise of options	65.4	5.2	124.2	7.8
Dividends paid	(25.1)	(25.2)	(75.1)	(75.6)
Other	(0.4)	(2.3)	(20.7)	(7.7)

Net cash used in financing activities	(453.7)	(969.9)	(3,991.6)	(3,683.6)

Effect of currency translation on cash	(4.1)	59.7	26.6	111.3
Net increase (decrease) in cash and cash equivalents	922.0	(38.5)	(161.4)	(2,259.0)
Cash and cash equivalents at beginning of period	3,103.3	3,965.2	4,186.7	6,185.7

Cash and cash equivalents at end of period	$4,025.3	$3,926.7	$4,025.3	$3,926.7

RECONCILIATION TO "FREE CASH FLOW":
Net cash provided by operating activities	$1,133.1	$1,463.2	$3,933.0	$3,569.8
Sale of accounts receivable programs	461.0	(40.6)	533.1	55.9
Purchase of property, plant and equipment, net	(235.8)	(338.0)	(673.9)	(904.1)
Construction of Tyco Global Network	—	(29.4)	—	(118.4)
Acquisition of customer accounts (ADT dealer program)	(56.5)	(147.9)	(187.1)	(506.2)
Cash paid for purchase accounting and holdback/earn-out liabilities	(11.0)	(37.8)	(83.0)	(227.3)
Dividends paid	(25.1)	(25.2)	(75.1)	(75.6)

FREE CASH FLOW	$1,265.7	$844.3	$3,447.0	$1,794.1

        Free cash flow is a non-GAAP measure used by the Company to measure its ability to meet its future debt obligations and is also one component of measurement used in the Company's compensation plans.

TYCO INTERNATIONAL LTD.
ORGANIC REVENUE RECONCILIATION
(in millions)
(Unaudited)

	For the Quarter Ended June 30, 2004
	Net Revenue for the Quarter Ended June 30, 2004		Foreign Currency Impact		Divestiture and Other Impact			Organic Revenue Growth		Net Revenue for the Quarter Ended June 30, 2003
Fire and Security	$2,980.1	4.3%	$105.4	3.7%	$(23.8)	-0.9%		41.3	1.5%	$2,857.2
Electronics	3,057.8	13.1%	91.0	3.4%	—	0.0%		262.3	9.7%	2,704.5
Healthcare	2,259.6	4.0%	43.8	2.0%	—	0.0%		42.5	2.0%	2,173.3
Engineered Products and Services	1,669.2	40.9%	70.1	5.9%	180.6	15.2%	(1)	233.5	19.7%	1,185.0
Plastics and Adhesives	478.5	-2.2%	5.2	1.1%	—	0.0%		(16.1)	-3.3%	489.4
Corporate and Other (3)	5.8	81.3%	—	0.0%	—	0.0%		2.6	81.3%	3.2

Total Net Revenue	$10,451.0	11.0%	$315.5	3.4%	$156.8	1.6%		$566.1	6.0%	$9,412.6

	For the Nine Months Ended June 30, 2004
	Net Revenue for the Quarter Ended June 30, 2004		Foreign Currency Impact		Divestiture and Other Impact			Organic Revenue Growth		Net Revenue for the Nine Months Ended June 30, 2003
Fire and Security	$8,930.0	6.5%	$498.4	6.0%	$(23.7)	-0.4%		69.2	0.8%	$8,386.1
Electronics	8,742.0	12.0%	455.4	5.8%	—	0.0%		480.9	6.2%	7,805.7
Healthcare	6,723.9	7.7%	236.1	3.8%	—	0.0%		246.5	3.9%	6,241.3
Engineered Products and Services	4,550.4	31.5%	258.9	7.5%	546.4	15.8%	(2)	285.2	8.2%	3,459.9
Plastics and Adhesives	1,408.3	-1.4%	20.6	1.4%	—	0.0%		(40.8)	-2.9%	1,428.5
Corporate and Other (3)	17.3	147.1%	—	0.0%	—	0.0%		10.3	147.1%	7.0

Total Net Revenue	$30,371.9	11.1%	$1,469.4	5.4%	$522.7	1.9%		$1,051.3	3.9%	$27,328.5

(1)
Amount consists of $180.6M related to a revenue reclassification at Infrastructure Services for certain subcontract costs previously treated as pass through to customers.

(2)
Amount consists of $528.4M related to a revenue reclassification at Infrastructure Services for certain subcontract costs previously treated as pass through to customers and $18.0M of Infrastructure Services revenue which resulted from the consolidation of several joint ventures under FIN 46 during Fiscal 2004.

(3)
Revenue relates to the TGN business held for sale.

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TYCO REPORTS THIRD QUARTER EARNINGS OF $0.43 PER SHARE, CONTINUED STRONG CASH FLOW
TYCO INTERNATIONAL LTD. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data) (Unaudited)
TYCO INTERNATIONAL LTD. RESULTS OF SEGMENTS (in millions, except per share data) (Unaudited)
TYCO INTERNATIONAL LTD. CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)
TYCO INTERNATIONAL LTD. DEBT RECONCILIATION (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. ORGANIC REVENUE RECONCILIATION (in millions) (Unaudited)